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                                                                    EXHIBIT 23.2


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the use of this Pre-Effective Amendment No. 5 to Registration Statement No. 333-92683 of Pegasus Systems, Inc. on Form S-4 of our report dated February 21, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 11), appearing in the information statement/prospectus, which is part of this Registration Statement, and to the references to us under the heading "Experts" in such information statement/prospectus.


Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of REZ, Inc. and subsidiaries, listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Phoenix, Arizona
March 28, 2000